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                                    CILCORP INC. AND SUBSIDIARIES                       Exhibit B
                                    FOR THE YEAR ENDED DECEMBER 31, 1998               Page 1 of 1
                                    (Thousands of Dollars)

                                    Total Assets                                       1,312,940

                                    Total Operating Revenues                             559,024

                                    Net Income                                            16,310

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